Exhibit 10.3

THIRD AMENDED AND RESTATED

OPERATING AGREEMENT

OF

OCH-ZIFF HOLDING LLC

This THIRD AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”) of Och-Ziff Holding LLC (the “Company”) is made and entered into as of May 3, 2018.

W I T N E S S E T H :

WHEREAS, the Company was formed pursuant to a Certificate of Formation, dated as of June 13, 2007, which was filed for recordation in the office of the Secretary of State of the State of Delaware on June 13, 2007 (the “Certificate of Formation”), and an Operating Agreement, dated as of June 13, 2007, which was amended and restated as of September 24, 2007 and then amended and restated again as of November 13, 2007 (the “A&R Operating Agreement”).

WHEREAS, the Board (as defined below) has determined to amend and restate the A&R Operating Agreement in accordance with its terms to make provision for certain affairs of the Company as set out in this Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree to amend and restate the A&R Operating Agreement in its entirety to read as follows:

1. Name. The name of the Company is Och-Ziff Holding LLC.

2. Purpose. The business of the Company is (a) acting as the general partner of a Delaware limited partnership, and (b) engaging in such additional or other activities and conducting such other transactions as the Board shall deem necessary or advisable, all upon the terms and conditions set forth in this Agreement.

3. Address; Registered Office and Agent. The principal place of business of the Company will initially be 9 West 57th Street, 39th Floor, New York, New York 10019. The address of the registered office in the State of Delaware is 1209 Orange Street, County of New Castle, in the City of Wilmington, Delaware 19801. The name of the Company’s registered agent for service of process at such address is The Corporation Trust Company.

4. Sole Member. The sole member of the Company is Och-Ziff Capital Management Group LLC (the “Member”), with a business address at 9 West 57th Street, 39th Floor, New York, New York 10019. The Member holds all outstanding limited liability company interests in the Company as of the date hereof. The Member and its officers and directors shall each be deemed to be an authorized person with full power and authority to execute the Certificate of Formation and any amendments thereto.

5. Management.

(a) Board. The business and affairs of the Company shall be managed by or under the direction of the board of managers (the “Board”), which may exercise all such powers of the Company and do all such lawful things as are not by statute or by this Agreement required to be exercised or done by the Member; provided that the Board may delegate such power and authority to the Chief Executive Officer, who shall also be an Executive Managing Director, as it shall deem necessary, advisable or appropriate in its sole and absolute discretion from time to time, which delegation may be set forth in this Agreement, as an amendment hereto or in a resolution duly adopted by the Board, including the power and authority granted to the Chief Executive Officer as further set forth elsewhere in this Agreement. The Board shall consist of not less than one nor more than five individuals (each, a “Manager”), the exact number of which shall be fixed from time to time by the Board. The initial Board shall consist of Daniel S. Och (“Och”). Each Manager shall be a “manager” for purposes of the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.) (the “Act”).

Each Manager shall be elected by the Member and shall hold office until such Manager’s successor is duly elected and qualified, or until such Manager’s earlier death, resignation or removal by the Member at any time in the Member’s sole discretion. Vacancies arising through death, resignation, removal, an increase in the number of Managers or otherwise may be filled only by the Member.

(b) Procedure. The Board may elect one of its members as Chairman of the Board (the “Chairman”). Och shall initially serve as Chairman. At each meeting of the Board, the Chairman or, in the Chairman’s absence, a Manager chosen by a majority of the Managers present, shall act as chairman of the meeting. The chairman of the meeting may appoint any person to act as secretary of the meeting. Meetings of the Board shall be held at such time, at such place and in such manner as the Chairman shall determine (or, in the case of there being no Chairman, as a majority of the other Managers agree). All actions of the Board shall require the approval of a majority of the Managers then in office and the vote of Och shall break any deadlock. Managers may participate in a meeting of the Board by means of telephone, video conferencing or other communications technology by means of which all persons participating in the meeting can hear and be heard. Any Manager who is unable to attend a meeting of the Board may grant in writing to another Manager such Manager’s proxy to vote on any matter upon which action is to be taken at such meeting. No meeting may be held without the attendance of a majority of the Board, including the Chairman (if any). Any decision or action that may be approved by a vote of the Board in a meeting held in accordance with this Section 5(b) shall be equally valid if approved, without a meeting being held, by the written consent of Managers who could together have approved such decision or action by their votes at a meeting and such written consent may be signed or transmitted electronically, as the case may be, by all such Managers. The Board shall conduct its business by such other procedures as approved in writing by a majority of the Managers and that the Chairman (if any) considers appropriate.

(c) Officers; Employees. The Company may hire one or more employees having such titles and duties as may be specified in writing from time to time by the Chief Executive Officer. The officers of the Company shall be chosen by the Board and shall include a Chief Executive Officer, a Chief Financial Officer and one or more Executive Managing Directors. The officers shall have the power and authority as initially set forth in this Agreement, which power and authority may be modified from time to time by resolution of the Board. Any number of offices may be held by the same person. Each officer shall hold his office until such officer’s removal by the Board at any time in the Board’s sole discretion or such officer’s earlier death or resignation. Each officer of the Company shall be a “manager” for purposes of the Act.

(i) Subject to the control of the Board, the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Company with all such powers as may be reasonably incident to such responsibilities; he or she may employ and discharge employees and agents of the Company except such as shall be appointed by the Board, and he or she may delegate these powers; he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company, and shall have such other powers and duties as designated in accordance with this Agreement and as from time to time may be assigned to him or her by the Board.

(ii) The Chief Financial Officer, who shall also be an Executive Managing Director, shall have (a) the power and authority to take all necessary actions to carry out the ordinary course duties generally undertaken by a chief financial officer and (b) the power and authority to sign contracts, certificates and other instruments, subject in the case of each of clauses (a) and (b) to the general or specific, written or oral authorization of the Chief Executive Officer.

(iii) David Windreich as Executive Managing Director shall have the power and authority to sign contracts, certificates and other instruments, subject in each case to the general or specific, written or oral authorization of the Chief Executive Officer.

(iv) Each other Executive Managing Director shall have such power and authority as specifically designated by the Chief Executive Officer from time to time.

6. Issuances of Additional Interests. Subject to Section 11, the Company is authorized to issue additional interests in the Company in the future consisting of common interests (the “Common Interests”) and/or preferred interests (the “Preferred Interests”). The Company shall have the authority to issue 500,000,000 Common Interests and 250,000,000 Preferred Interests. All Common Interests shall be identical with each other in every respect. The Preferred Interests may be issued by the Company in one or more classes, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing Common Interests or Preferred Interests), as shall be fixed by the Board and reflected in a written action or actions approved by the Board (each, an “Interest Designation”), including, without limitation (i) the right to share Company profits and losses or items thereof; (ii) the right to share in Company distributions, the dates distributions will be payable and whether distributions with respect to such series will be cumulative or non-cumulative; (iii) rights upon dissolution and liquidation of the Company; (iv) whether, and the terms and conditions upon which, the Company may redeem the Preferred Interests; (v) whether such Preferred Interests are issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each Preferred Interest will be issued, evidenced by certificates and assigned or transferred; (vii) the method for determining the percentage interest as to such Preferred Interest; (viii) the terms and amounts of any sinking fund provided for the purchase or redemption of Preferred Interests of the series; (ix) whether there will be restrictions on the issuance of Preferred Interests of the same series or any other class or series; and (x) the right, if any, of the holder of each such Preferred Interest to vote on Company matters, including matters relating to the relative rights, preferences and privileges of such Preferred Interest. An Interest Designation (or any resolution of the Board amending any Interest Designation) shall be effective when a duly executed original of the same is delivered to the Company for inclusion among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement. Unless otherwise provided in the applicable Interest Designation, the Board may at any time increase or decrease the amount of Preferred Interests of any series, but not below the number of Preferred Interests of such series then outstanding.

7. Capital Contributions. No initial contribution was made to the capital of the Company by the Member. From time to time, the Board may determine that the Company requires capital and may request the Member to make capital contribution(s) in an amount determined by the Board. A capital account shall be maintained for the Member, to which contributions and profits shall be credited and against which distributions and losses shall be charged.

8. Net Profits and Losses. For financial accounting and tax purposes, the Company’s net profits or net losses shall be determined on an annual basis in accordance with the manner determined by the Board. In each year, profits and losses shall be allocated entirely to the Member.

9. Distributions. The Board shall determine profits available for distribution and the amount, if any, to be distributed to the Member, and shall authorize and distribute such amount when, as and if determined by the Board; provided, however, that no distribution shall be made to the extent that the Board, in its discretion, determines that any amount otherwise distributable should be retained by the Company to pay, or to establish a reserve for the payment of, any liability or obligation of the Company, whether liquidated, fixed, contingent or otherwise.

10. Transfers. The Member may sell, assign, transfer, convey, gift, exchange or otherwise dispose of any or all of its interest in the Company and, upon receipt by the Company of a written agreement executed by the person or entity to whom such interest is to be transferred agreeing to be bound by the terms of this Agreement, such person shall be admitted as a member.

11. New Members. One or more new members may be admitted to the Company upon the approval of the Board.

12. Indemnification. To the fullest extent permitted by applicable law, each Covered Person (as defined below) shall be indemnified and held harmless by the Company for and from any liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, judgments, fines, amounts paid in settlement, losses, fees, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys’, accountants’, investigators’, and experts’ fees and expenses and interest on any of the foregoing (collectively, “Damages”) sustained or incurred by such Covered Person by reason of any act performed or omitted by such Covered Person or by any other Covered Person in connection with the affairs of the Company unless such act or omission constitutes fraud, gross negligence or willful misconduct (the “Disabling Conduct”); provided, however, that any indemnity under this Section 12 shall be provided out of and to the extent of Company assets only, and neither the Member nor any Affiliate (as defined below) of the Member shall have any personal liability on account thereof. The right of indemnification pursuant to this Section 12 shall include the right of a Covered Person to have paid on his behalf, or be reimbursed by the Company for, the reasonable expenses incurred by such Covered Person with respect to any Damages, in each case in advance of a final disposition of any action, suit or proceeding, including expenses incurred in collecting such amounts from the Company; provided, however, that such Covered Person shall have given a written undertaking to reimburse the Company in the event it is subsequently determined that he, she or it is not entitled to such indemnification. “Covered Person” means the Member and its Affiliates and the Managers, directors, officers, shareholders, members, employees, representatives and agents of the Company, the Member and their respective Affiliates, and any person who was at any time in question such a person. “Affiliate” means, with respect to any person, any other person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the person in question, wherein “Control” means, in respect of any person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through ownership of voting securities, by contract or otherwise, and “Controlled by,” “Controls” and “under common Control with” have the correlative meanings.

The right of any Covered Person to the indemnification provided herein (i) shall be cumulative of, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of law or equity, (ii) in the case of a Covered Person that is the Member, shall continue as to such Covered Person after such Covered Person has ceased to be a Member, and (iii) shall extend to such Covered Person’s successors, assigns and legal representatives.

The termination of any action, suit or proceeding relating to or involving a Covered Person by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such Covered Person committed an act or omission that constitutes Disabling Conduct.

For purposes of this Agreement, no action or failure to act on the part of any Covered Person in connection with the management or conduct of the business and affairs of such Covered Person and other activities of such Covered Person which involve a conflict of interest with the Company, any other Person in which the Company has a direct or indirect interest or any Member (or any of their respective Affiliates) or in which such Covered Person realizes a profit or has an interest shall constitute, per se, Disabling Conduct.

13. Exculpation. To the fullest extent permitted by applicable law, no Covered Person shall be liable to the Company or any Member or any Affiliate of any Member for any Damages incurred by reason of any act performed or omitted by such Covered Person unless such act or omission constitutes Disabling Conduct. In addition, no Covered Person shall be liable to the Company, any other Person in which the Company has a direct or indirect interest or any Member (or any Affiliate thereof) for any action taken or omitted to be taken by any other Covered Person.

A Covered Person shall be fully protected in relying upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person (other than such Covered Person) as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

The right of a Covered Person that is the Member to the exculpation provided in this Section 13 shall continue as to such Covered Person after such Covered Person has ceased to be a member of the Company.

14. Dissolution. The Company shall be dissolved and its affairs wound up upon the determination of the Member or upon judicial dissolution of the Company under Section 18-802 of the Act.

15. Certificates. Upon the Company’s issuance of Common Interests to any person or entity, the Company may in its discretion issue one or more certificates in the name of such person or entity evidencing the number of such Common Interests being so issued. Certificates shall be executed on behalf of the Company by any two officers. Initially the Common Interests shall be uncertificated.

16. Tax Treatment. Unless otherwise determined by the Member, the Company shall be a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes), and the Member and the Company shall timely make any and all necessary elections and filings for the Company to be treated as a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes).

17. Amendments. This Agreement may be amended with the consent of the Board.

18. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the expectations of the Member regarding this Agreement. Otherwise, any invalid or unenforceable provision shall be replaced by the Member with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof that would require the application of the law of another state.

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first written above.

OCH-ZIFF HOLDING LLC

By:	/s/ Wayne N. Cohen
Name: Wayne N. Cohen
Title: Authorized Officer

Signature Page to Third Amended and Restated Operating Agreement of

Och-Ziff Holding LLC